Exhibit 5.1
July 17, 2014

Vertex Energy, Inc.
1331 Gemini Street, Suite 250
Houston, Texas 77058

Ladies and Gentlemen:

We have acted as counsel to Vertex Energy, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 2,700,000 shares of the common stock, par value $0.001 per share, of the Company (the “Shares”). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

  For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, and (v) such other agreements, certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement.

            In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) all corporate records furnished to us by the Company are accurate and complete; (v) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; and (vi) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

July 17, 2014

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada and Texas (including applicable provisions of the Nevada and Texas Constitutions and reported judicial decisions interpreting such Laws and such Constitutions) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada and Texas law as we have deemed relevant for purposes of this opinion.   We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

             We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ The Loev Law Firm, PC The Loev Law Firm, PC